Exhibit 99.1

SUREWEST ANNOUNCES RETIREMENT OF
CHIEF OPERATING OFFICER FRED ARCURI

36-Year SureWest Veteran Retires with One of the Most
Accomplished Careers in the Telecommunications Industry

Vice President of Operations Scott Barber Assumes COO Position on April 15

ROSEVILLE, CA – April 5, 2011 – SureWest Communications (NASDAQ: SURW) today announced that Fred Arcuri, its Chief Operating Officer (COO), is retiring from the company after a remarkable 36 years that began when he took the position of telephone lineman with SureWest, then known as Roseville Telephone Company. Scott Barber, who has been working side by side with Arcuri over the last eight years as vice president of operations, will assume the COO position upon Arcuri’s retirement on April 15, 2011.

“I will miss SureWest a great deal,” said Arcuri. “It’s been a fantastic 36-year ride, but it is time for me to move on to the next chapter in my life. I’m looking forward to spending time with my family and travelling with my wife. I’m leaving the company in good hands and my only regret is that I’m departing at a time when the future for SureWest is brighter than ever. The company is really poised to reach new heights and I’m going to miss being part of the action.”

“Fred’s contribution to the organization is immeasurable,” said SureWest president and CEO Steve Oldham. “He led the transformation of SureWest throughout the last 15 years from a local telephone provider in Roseville, California to a diversified triple-play communications company serving the Northern California and Kansas City regions. He has served on numerous community boards, supported local foundations and started a scholarship foundation during his career. His positive impact on the communities SureWest serves will not be forgotten.”

Arcuri landed the position of telephone linemen with Roseville Telephone Company in 1975, but after climbing telephone poles every day for 10 years, he decided to move indoors. He quickly moved up the corporate ladder, taking jobs as a traffic engineer and a data engineer, progressing from supervisor to manager before becoming director of product services and marketing.

The Telecom Act of 1996 allowed SureWest to begin a new era of growth and diversification, and Arcuri became the director of emerging businesses. Soon thereafter, Arcuri was instrumental in helping launch the company’s Broadband business. In 2002, SureWest acquired the assets of fiber-to-the-home triple-play provider WINfirst, enabling SureWest to offer digital TV, high-speed Internet and telephone service in the Sacramento region. Arcuri took part in the negotiations for SureWest’s cable license with local municipalities which resulted in new and significant diversification of the company. At one point SureWest had the largest network of fiber-to-the-home passings in the country. Arcuri became VP and then COO of SureWest’s Broadband segment before moving into his current role overseeing all operations for the company.

In 2008, Arcuri helped direct the research and activity for the successful Kansas City market acquisition. He led the company through its implementation of the new assets, working closely with operations in both regions to find and create efficiencies between the two networks.

An avid community ambassador, Arcuri has served on boards such as the United States Telecom Association, California Telephone Association, Lighthouse Family Crisis Counseling Center and Lincoln Chamber of Commerce. He is a senior fellow in the American Leadership Forum and founder of the Sylvia Besana Scholarship Fund.

“Fred has made a significant impact on the Sacramento region and the Telecommunications industry through his role in helping lead SureWest through its successful transformation into a cutting-edge growth-oriented broadband provider,” said California’s 3rd District Congressman Dan Lungren. “SureWest is a great success story, utilizing innovation and capital investment in our region to support its long-term growth plans and paving the way as a local independently-operated business.”

Matt Mahood, president and CEO of the Sacramento Metropolitan Chamber of Commerce, said, “I have known Fred for over nine years now. He is one of the first people I met when I came to Sacramento. A person and business leader of his caliber does not come around often. I have had the honor of working with him and observing his work from afar for several years, and his regional insight and industry knowledge have always been an asset to the greater Sacramento area. His engagement, involvement and leadership will be missed. I wish him the best in his retirement.”

While Arcuri has been working closely with SureWest VP of Operations Scott Barber to groom him for his upcoming role as COO, Barber has actually been preparing for this role his entire career. He joined SureWest as an engineering manager in 1994 after spending the previous 12 years in various manager and supervisor roles for Kerman Telephone Company. He currently oversees 350 SureWest employees, running network operations, outside plant, field services, fleet, safety and facility maintenance in all SureWest markets.

Barber currently serves as chairman and CEO of the California Communications Association (CalCom) Board of Directors, and is a member of the United States Telecom Association National Security Policy Committee and the City of Roseville Development Advisory Committee. He served as Mayor of Kerman, California from 1992-94 and was a magna cum laude graduate of Regis University with a Bachelor of Science in Finance. He is also a graduate of the CSU, Sacramento and the United States Telecom Association’s executive leadership programs.

“With Scott leading SureWest’s operations, we are confident we have a great team that can drive innovation and growth,” said Oldham. “His knowledge and network expertise will continue to deliver a superior experience for our residential and business customers, and he will help guide SureWest through its long-term growth strategy.”

“My past 16 years with SureWest have been a great experience,” Barber said. “I’ve been part of an amazing transformation and have overseen significant network expansion projects in two geographically diverse markets. I look forward to being part of SureWest’s continued success as we expand our network further and take advantage of future growth opportunities.”

A Form 8-K will be filed with the Securities and Exchange Commission today and will be available at www.surw.com under “SEC filings.”

About SureWest
SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

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Contact:

Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com